Exhibit 3.11

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:15 PM 05/27/2010
FILED 01:15 PM 05/27/2010
SRV 100591501 - 4829562 FILE

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

First: The name of the limited liability company is Cornell Dubilier Foil, LLC

Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington. Zip code 19801. The name of its Registered agent at such address is The Corporation Trust Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                                             .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 27th day of  May, 2010.

By:	/s/ Richard R. Perlman
Authorized Person (s)

Name:	Richard R. Perlman

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:07 AM 06/15/2011
FILED 10:07 AM 06/15/2011
SRV 110723877 - 4829562 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.               Name of Limited Liability Company: Cornell Dubilier Foil, LLC

2.               The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is hereby changed to KEMET Foil Manufacturing, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 13th day of June, A.D. 2011.

By:	/s/ Steve Lane
Authorized Person(s)

Name:	Steve Lane
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